AMENDMENT No.1
to the
AIRBUS A320 FAMILY PURCHASE AGREEMENT
Dated as of March 18, 2013
between
Airbus S.A.S.
and
Hawaiian Airlines, Inc.

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This amendment No.1 (the “Amendment No.1”) is made on the 9th day of October 2013,
BETWEEN
Airbus S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814
(hereinafter referred to as the “Seller”), on the one part,
AND
Hawaiian Airlines, Inc., a corporation, organized and existing under the laws of the State of Delaware, United States of America, having its principal corporate offices located at 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii, 96819, United States of America
(hereinafter referred to as the “Buyer”), on the other part,
Each individually being hereinafter referred to as a “Party” and collectively as the “Parties”.
Whereas, the Buyer and the Seller have entered into an A320 Family purchase agreement, reference CT1242023, dated as of March 18, 2013 (the “Agreement”), which covers the sale by the Seller and the purchase by the Buyer of sixteen (16) A321-200 aircraft (hereinafter individually or collectively referred to as the “Aircraft”).
Whereas, the Buyer has selected the PW Propulsion Systems for installation on the Airframe, and the Buyer and the Seller now wish to amend certain terms of the Agreement as set forth herein.
NOW IT IS HEREBY AGREED AS FOLLOWS.

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0.	DEFINITIONS
Capitalised terms used herein and not otherwise expressly defined in this Amendment No.1 shall have the meanings assigned thereto in the Agreement.

1.	PROPULSION SYSTEM AVAILABILITY
Clause 2.2.2 of Letter Agreement No.3 to the Agreement is hereby deleted in its entirety.

2.	MISCELLANEOUS

2.1	The Parties hereby agree that the present Amendment No.1 shall enter into full force and effect from the date mentioned above.

2.2
Except as otherwise provided by the terms and conditions hereof, this Amendment No.1 contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior understandings, commitments, agreements, representations and negotiations whatsoever, oral and written, and may not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by the duly authorised representatives of both Parties.

2.3
In the event of any inconsistency between the terms and conditions of the Agreement and those of the present Amendment No.1, the latter shall prevail to the extent of such inconsistency, whereas the part not concerned by such inconsistency shall remain in full force and effect.

2.4	This Amendment No.1 is subject to the confidentiality provisions set forth in Clause 22.11 of the Agreement.

2.5
The Parties agree that this Amendment No.1, upon execution hereof, shall constitute an integral and non-severable part of the Agreement and shall be governed by all of its provisions, as such provisions have been specifically amended pursuant to this Amendment No.1. Except as otherwise expressly modified herein, all other terms and conditions of the Agreement shall continue to be in full force and effect.

2.6
This Amendment No.1 may be executed by the Parties hereto in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

2.7
This Amendment No.1 shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws provisions that would result in the application of the law of any other jurisdiction. Each of the Seller and the Buyer hereby irrevocably submits itself to the nonexclusive jurisdiction of the courts of the State of New York, New York County, of the United States District Court for the Southern District of New York, in either case located in the Borough of Manhattan, for the purposes of

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any suit, action or other proceeding arising out of this Amendment No.1, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto.
[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, this Amendment No.1 was entered into the day and year first above written.
Agreed and Accepted    Agreed and Accepted
For and on behalf of    For and on behalf of
Hawaiian Airlines, Inc.    Airbus S.A.S.
By: /s/ Scott Topping        By: /s/ Patrick de Castlbajac
SCOTT TOPPING
Executive Vice President,    Patrick de Castelbajac
Its: Chief Financial Officer & Treasurer        Its: Vice President Contracts
Date: October 9, 2013        Date:

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